Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Gaxos.ai Inc. (the “Company”) of our report, which has been dual dated March 31, 2023 and March 27, 2024 with respect to the financial statements of the Company as of December 31, 2022, and for the year then ended, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

December 12, 2024